LETTERHEAD OF WHITE & CASE



July 31, 2002


Stolt Offshore S.A.
c/o Stolt Offshore M.S. Ltd.
Dolphin House
Windmill Road
Sunbury-on-Thames
Middlesex, TW16 7HT
England




Ladies and Gentlemen:

We have acted as special United States counsel for Stolt Offshore S.A., a societe anonyme holding organized under the law of Luxembourg ("Stolt Offshore"), in connection with the preparation of:

(1) The Registration Statement (No. 333-86288) on Form F-3/A filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), pursuant to which: (a) Stolt Offshore proposes to issue and sell from time to time (i) common shares, $2.00 par value per share, which may be in the form of American depositary shares (the "Common Shares"),
(ii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of Stolt Offshore (the "Senior Debt Securities"), and (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of Stolt Offshore (the "Subordinated Debt Securities") and (b) Stolt Offshore Investing Ltd. and Stolt-Nielsen Transportation Group Ltd. (together the "Selling Shareholders") may sell from time to time Common Shares owned by them;

(2) The form of Indenture, to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, between Stolt Offshore and a trustee to be appointed (the "Senior Debt Trustee") (the "Senior Debt Indenture");

(3) The form of Indenture, to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between Stolt Offshore and a trustee to be appointed (the "Subordinated Debt Trustee") (the "Subordinated Debt Indenture"); and

(4) The form of Underwriting Agreement and related Terms Agreement attached thereto (collectively, the "Debt Underwriting Agreement") to be entered into in connection with the offering from time to time of Senior Debt Securities or Subordinated Debt Securities.

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Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

         (a) When (i) the execution of the Senior Debt Indenture has been duly authorized by Stolt Offshore by appropriate corporate action, (ii) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by Stolt Offshore and the Senior Debt Trustee, (iii) the issuance of the Senior Debt Securities and approval of the final terms thereof have been duly authorized by Stolt Offshore by appropriate corporate action, and (iv) the Senior Debt Securities, in the form included in the Senior Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and delivered by Stolt Offshore and authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered and paid for as contemplated by the applicable Debt Underwriting Agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of Stolt Offshore under the laws of the State of New York, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and

         (b) When (i) the execution of the Subordinated Debt Indenture has been duly authorized by Stolt Offshore by appropriate corporate action, (ii) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by Stolt Offshore and the Subordinated Debt Trustee, (iii) the issuance of the Subordinated Debt Securities and approval of the final terms thereof have been duly authorized by Stolt Offshore by appropriate corporate action, and (iv) the Subordinated Debt Securities, in the form included in the Subordinated Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by Stolt Offshore and authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture and delivered and paid for as contemplated by the applicable Debt Underwriting Agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of Stolt Offshore under the laws of the State of New York, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

Insofar as the opinion set forth herein relates to matters of the law of Luxembourg, we have relied upon the opinions of Elvinger, Hoss & Prussen, Luxembourg counsel to Stolt Offshore, dated of even date herewith and filed as
Exhibit 5.2 to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Validity of Securities" in the Prospectus that

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

is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

          We are furnishing this opinion to you solely for your benefit and it may not be relied upon by any other person or for any other purpose without our express written consent in each instance.

This opinion may not be used or relied upon by or published or communicated to any person or entity other than Stolt Offshore for any purpose whatsoever without our prior written consent in each instance.

                                Very truly yours,

                                /s/ White & Case LLP



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